                                                                     Exhibit 1.1

                           PLACEMENT AGENCY AGREEMENT

May 26, 2006

Brookshire Securities Corporation
4 West Las Olas Blvd. - 8th Floor
Ft. Lauderdale, FL  33301

RE:   CEPTOR CORPORATION

Ladies and Gentlemen:

            This Placement Agency Agreement (this  "Agreement") sets forth terms upon which Brookshire Securities Corporation,  a registered  broker-dealer and a member of the National  Association of Securities  Dealers,  Inc. (together with its dealers,  the  "Placement  Agent"),  shall be engaged by Ceptor  Corporation
("CepTor") to act as Placement  Agent in connection  with the private  placement
(the "Offering") on a "best efforts" basis of up to $6 million  principal amount of one-year 6% convertible  notes (the "Notes").  The Notes shall be convertible into CepTor's Common Stock at $0.15 per share, subject to adjustment. Purchasers of Notes who did not previously purchase shares of CepTor's Series A Convertible
Preferred Stock will also receive, without additional  consideration,  five-year warrants (the  "Warrants")  to purchase  shares of our Common Stock in an amount equal to 100% of the amount of shares of our  Common  Stock into which our Notes are initially convertible, exercisable at $0.30 per share, subject to adjustment for certain  issuances or events that will result in dilution.  Notes purchasers who previously purchased shares of Series A Preferred stock shall be entitled to receive  the  number of shares  of  Common  Stock set forth in the  confidential offering letter,  dated May 26, 2006 (the "Memorandum") and an adjustment to the exercise price of warrants they hold as set forth in the Memorandum.

            The  purchase  price of the  Notes is 100% of the  principal  amount purchased (the "Offering Price"). The minimum subscription is $25,000, provided, however,  that  subscriptions  in lesser amounts may be accepted in CepTor's and
Placement  Agent's  discretion.  The Placement  Agent shall not tender to CepTor subscriptions  for any  persons or entities  who do not  qualify as  "accredited investors,"  as such term is defined in Rule 501 of Regulation D as  promulgated under Section 4(2)  ("Regulation  D") of the  Securities Act of 1933, as amended
(the  "Act").  The Notes  will be  offered  until  June 30,  2006 (the  "Initial
Offering  Period")  commencing on the issue date of the  Memorandum  (as defined below),  which  period may be extended by CepTor and the  Placement  Agent (this additional  period and the Initial  Offering  Period shall be referred to as the
"Offering  Period").  The date on which the Offering  shall  terminate  shall be referred to as the "Termination Date."

            With respect to the  Offering,  CepTor shall  provide the  Placement
Agent,  on the terms set  forth  herein,  the right to offer and sell all of the securities  being  offered.  Each of the Placement  Agent and CepTor may, in its
sole reasonable discretion, accept or reject in whole or in part any prospective investment  in the Notes and  securities  to accompany the Notes or allot to any prospective  subscriber less than principal amount of Notes that such subscriber desires to purchase.

            The  Offering  will  be  made  by  CepTor  solely  pursuant  to  the
Memorandum  (which  shall  include all  amendments,  supplements,  exhibits  and schedules  attached  thereto),  which at all times will be in form and substance reasonably  acceptable  to the  Placement  Agent,  CepTor  and their  respective counsel and contain such legends and other information as such parties and their respective  counsel may, from time to time,  deem  necessary and desirable to be set forth therein.

      1.    APPOINTMENT OF PLACEMENT AGENT. On the basis of the  representations and  warranties  provided  herein,  and subject to the terms and  conditions set forth herein,  the Placement Agent is appointed as exclusive  Placement Agent of
CepTor  during  the  Offering  Period to  assist  CepTor  in  finding  qualified subscribers  for  the  Offering.  On  the  basis  of  such  representations  and warranties and subject to such terms and conditions,  the Placement Agent hereby accepts  such  appointment  and agrees to perform its  services  hereunder  in a professional and businesslike manner and to use its commercially reasonable best efforts to assist  CepTor in finding  subscribers  for Notes and  securities  to accompany  the Notes who  qualify  as  "accredited  investors,"  as such term is defined in Rule 501 of Regulation D and to complete the Offering.  The Placement
Agent has no  obligation to purchase any of the Notes or securities to accompany the Notes.  Unless  sooner  terminated in accordance  with this  Agreement,  the engagement of the Placement  Agent  hereunder  shall continue until the later of the  Termination  Date or the last  Closing  (as  defined  below).  Prior to the
Termination  Date,  CepTor  shall not engage any other party to act as placement agent  of the  type of  securities  being  offered  by  CepTor  pursuant  to the
Memorandum.

      2.    REPRESENTATIONS AND WARRANTIES.

            The following  representations and warranties of CepTor are true and correct as of the date of this Agreement:

            (a) CepTor is a corporation duly organized,  validly existing and in
good  standing  under  the  laws  of  its   jurisdiction  of   incorporation  or
organization.  Except as disclosed in the Memorandum, CepTor has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other  entity.  CepTor  and each of its  subsidiaries  is duly  qualified  to transact  business as a foreign  corporation or limited liability company and is in good standing under the laws of each  jurisdiction  where the location of its properties or the conduct of its business makes such qualification necessary.

            (b) CepTor has all  requisite  power and  authority  to conduct  its business as presently  conducted and as proposed to be conducted,  to enter into and perform its obligations under this Agreement and at the time of each closing of the sale of Notes,  CepTor will have all  requisite  power and  authority  to issue,  sell and deliver the Notes and the securities to accompany the Notes and the Placement  Agent Warrants (as hereinafter  defined).  Upon due execution and delivery, this Agreement, the Subscription Agreement accompanying the Memorandum
(the "Subscription  Agreement"),  the Notes, the Warrants and the warrants to be issued to the Placement Agent at each closing of the Offering  ("Placement Agent
Warrants")  will  constitute  the  valid  and  binding  obligations  of  CepTor,

enforceable against CepTor in accordance with their respective terms, subject to any  applicable  bankruptcy,  insolvency  or other laws  affecting the rights of
creditors   generally,   securities  laws  applicable  to  indemnification   and
contribution  obligations of the kind set forth herein and to general  equitable principles and the availability of specific performance.

            (c) None of the execution and delivery of, or  performance by CepTor under this Agreement or the Subscription Agreement,  the Notes, the Warrants and
the Placement Agent Warrants,  will conflict with or violate,  or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of CepTor or any of its  subsidiaries  under any  agreement  or other instrument  to which  CepTor or any of its  subsidiaries  is a party or by which either  CepTor or any of its  subsidiaries  or their  respective  assets  may be bound, or any term of the charter or by-laws of CepTor, or any license,  permit, judgment, decree, order, statute, rule or regulation applicable to CepTor or its subsidiaries or any of their respective assets.

            (d) Except as disclosed in CepTor's  filings with the United  States
Securities and Exchange Commission (the "SEC"), none of the Notes, the Warrants, the  Placement  Agent  Warrants,  the  shares  of  Common  Stock  issuable  upon conversion  of the Notes or exercise  of the  Warrants  or the  Placement  Agent
Warrants,  and the shares of Common Stock  issuable to  purchasers  of Notes who were or are  holders  of Series A  Preferred  Stock of  CepTor  are  subject  to preemptive or similar rights of any  stockholder or security holder of CepTor or an adjustment  under the  anti-dilution or exercise rights of any holders of any outstanding  shares of  capital  stock,  options,  warrants  or other  rights to acquire any securities of CepTor.

            (e) Ceptor  agrees  that no consent,  authorization  or filing of or with any United States court or  government  authority is required in connection with the  consummation  of the  transactions  contemplated  herein,  except  for required  filings  with the SEC and  applicable  "Blue Sky" or state  securities commissions relating specifically to the Offering.

            (f) The  Memorandum  and  CepTor's  filings with the SEC do not, and will not,  include any untrue  statement of a material fact or omit to state any material fact required to be stated  therein or necessary to make the statements therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading.

            (g) The offering  materials offering the Notes have been prepared in conformity  with all applicable law, and is in compliance with Regulation D, the
Act and the requirements of all other rules and regulations (the  "Regulations")
of the SEC relating to offerings of the type contemplated by this Agreement, and
the  applicable   securities  laws  and  the  rules  and  regulations  of  those jurisdictions  wherein the Units are to be offered  and sold other than  foreign jurisdictions.  The Notes and securities  accompanying the notes will be offered and  sold  pursuant  to the  registration  exemption  provided  by  Rule  506 of
Regulation D and Section 4(2) of the Act as a transaction not involving a public offering and the  requirements of any other applicable state securities laws and the respective  rules and regulations  thereunder in those  jurisdictions in the
United States in which the Placement  Agent  notifies  CepTor that the Notes and securities  to accompany  the Notes are being  offered for sale.  CepTor has not taken,  nor will it take,  any action which  conflicts  with the  conditions and requirements  of, or which would make  unavailable with respect to the Offering, the exemption(s) from registration  available pursuant to Rule 506 of Regulation

D or Section 4(2) of the Act. None of CepTor,  its  predecessors or, to CepTor's knowledge, its affiliates,  has been subject to any order, judgment or decree of any court of competent  jurisdiction  temporarily,  preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

            (h)  CepTor  owns its  property  and  assets  free and  clear of all
mortgages,   liens,  loans,  pledges,  security  interests,   claims,  equitable
interests,  charges, and encumbrances,  except such encumbrances and liens which arise in the ordinary  course of business and do not materially  impair CepTor's ownership  or use of such  property or assets.  With respect to the property and assets it leases,  if any, CepTor is in compliance in all material respects with such leases and, to its knowledge,  holds a valid leasehold interest free of any liens, claims, or encumbrances.

            (i) All  outstanding  shares of  capital  stock of  CepTor  are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except for warrants  referred to in the Memorandum and as set forth in CepTor's filings with the SEC:  (i) there are no  outstanding  options,  warrants or other rights permitting  or  requiring  CepTor or others to purchase or acquire any shares of capital  stock or other  equity  securities  of CepTor or to pay any dividend or make any other  distribution  in respect  thereof;  (ii) there are no securities issued or outstanding  which are convertible  into or exchangeable for shares of capital  stock or other equity  securities of CepTor and there are no contracts, commitments  or  understandings  to which  CepTor is a party,  whether or not in writing,  to issue or grant any such option,  warrant,  right or  convertible or exchangeable  security;  (iii) no shares of stock or other  securities of CepTor are reserved for  issuance for any purpose;  (iv) there are no voting  trusts or other contracts,  commitments,  understandings,  arrangements or restrictions of any kind to which  CepTor is a party with  respect to the  ownership,  voting or transfer  of Units of stock or other  securities  of CepTor,  including  without limitation,  any preemptive rights, rights of first refusal,  proxies or similar rights  and (v) no  person  holds a right to  require  CepTor  to  register  any securities of CepTor under the Act or to participate  in any such  registration.
All issuances by CepTor of its  securities  have been  registered or were exempt from registration under the Act and any applicable state securities laws.

            (j) The financial  statements,  together with the related notes,  of
CepTor included in CepTor's SEC filings and the Memorandum present fairly in all material  respects the financial  position of CepTor as of the respective  dates specified  and the results of its  operations  and cash flow for the  respective periods  covered  thereby.  Except  as set forth in such  financial  statements,
CepTor has not incurred any material  liabilities of any kind,  whether accrued, absolute,  contingent  or otherwise  or entered  into any material  transactions subsequent to December 31, 2005 except as set forth in CepTor's SEC filings.

            (k) The conduct of business by CepTor as  presently  and proposed to be conducted is not subject to continuing oversight, supervision,  regulation or examination  by any  governmental  official or body of the United  States or any other jurisdiction wherein CepTor conducts or proposes to conduct such business, except as is described in the  Memorandum and CepTor's SEC filings or where such regulation is otherwise applicable to commercial enterprises  generally.  CepTor
has   obtained  all   requisite   licenses,   permits  and  other   governmental
authorizations  to conduct its  business as presently  conducted,  except to the extent the failure to so obtain would not  materially  and  adversely  affect or could  reasonably be expected to materially  and adversely  affect the business,

financial condition,  operations,  prospects or property of CepTor or any of its subsidiaries,  taken as a whole (a "Material  Adverse  Effect").  CepTor has not received any notice of any violation  of, or  noncompliance  with,  any federal, state,  local or foreign laws,  ordinances,  regulations and orders  (including, without  limitation,  those relating to environmental  protection,  occupational safety and  health,  federal  securities  laws,  equal  employment  opportunity, consumer protection,  credit reporting,  "truth-in-lending",  and warranties and trade practices) applicable to its business,  the violation of, or noncompliance with, which would have a Material  Adverse Effect,  and CepTor knows of no facts or set of circumstances which would give rise to such a notice.

            (l) Except as set forth in its SEC filings, no default by CepTor or, to the knowledge of CepTor,  any other party exists in the due performance under any material agreements to which CepTor is a party or to which any of its assets are subject,  other than defaults that would not have a Material Adverse Effect.
Except as set forth in the  Memorandum  and CepTor's SEC filings,  no default by
CepTor  or,  to the  knowledge  of  CepTor,  any other  party  exists in the due performance under any material agreements to which CepTor is a party or to which any of its  assets  are  subject,  other  than  defaults  that  would not have a
Material Adverse Effect.

            (m) Except as set forth in the  Memorandum and CepTor's SEC filings, there are no actions,  suits, claims, hearings or proceedings pending before any court or  governmental  authority  or, to the  knowledge of CepTor,  threatened, against CepTor,  or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to CepTor or such officer or  director,  would  have a Material  Adverse  Effect or  adversely  affect the transactions contemplated by this Agreement or the enforceability thereof.

            (n) CepTor is not: (i) in violation of its charter or By-laws;  (ii)
in default of any indenture, mortgage, deed of trust, note or other agreement or instrument  to which it is a party or by which it is or may be bound or to which any of its assets may be  subject,  the  default of which  would have a Material
Adverse  Effect;  (iii) in  violation of any statute,  rule or  regulation,  the violation of which would have a Material Adverse Effect; or (iv) in violation of any judgment,  decree or order  applicable to it, which  violation or violations individually, or in the aggregate, would have a Material Adverse Effect.

            (o) Except as set forth in the  Memorandum and CepTor's SEC filings, since December 31, 2005,  there has been no: (i) material  adverse change in the financial  condition of CepTor or (ii) damage,  loss or destruction,  whether or not covered by  insurance,  with  respect to any  material  asset or property of
CepTor.

            (p)  CepTor  has  appropriate   casualty  and  liability   insurance
coverage, in scope and amounts reasonable and customary for similar businesses.

            (q) CepTor has made or filed all federal,  state and foreign  income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject  for which  taxes are due and which are due  (unless  and only to the  extent  that it has set  aside on its books  provisions  reasonably adequate for the payment of all unpaid and  unreported  taxes or has obtained an extension  of the  deadline  for such  filing)  and has paid all taxes and other governmental  assessments  and charges  that are  material  in amount,  shown or determined to be due on such  returns,  reports and  declarations,  except those being  contested  in good  faith  and  has set  aside  on its  books  provisions reasonably  adequate for the payment of all taxes for periods  subsequent to the periods to which  such  returns,  reports or  declarations  apply.  To  CepTor's knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction,  and the officers of CepTor know of no basis for any such claim.  CepTor has not  executed a waiver with respect to the statute of limitations  relating to the assessment or collection of any foreign, federal,  statue or local tax.  To  CepTor's  knowledge,  none of  CepTor's  tax returns  is  presently  being  audited  by any  taxing  authority.  To  CepTor's knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction,  and the officers of CepTor know of no basis for any such claim.  CepTor has not  executed a waiver with respect to the statute of limitations  relating to the assessment or collection of any foreign, federal,  statue or local tax.  To  CepTor's  knowledge,  none of  CepTor's  tax returns is presently being audited by any taxing authority.

            (r) CepTor has filed all  reports  required  to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),  including pursuant  to Section  13(a) or 15(d)  thereof  (the  foregoing  materials  being collectively  referred to herein as the "SEC Filings").  As of their  respective dates, the SEC Filings  complied in all material  respects with the requirements of the Act and  the  Exchange  Act and  the  rules  and  regulations  of the SEC promulgated  thereunder,  and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated  therein or necessary in order to make the statements  therein,  in light of the  circumstances  under  which they were made,  not  misleading.  All material  agreements  to which  CepTor is a party have been filed as exhibits to the SEC Filings.  The financial statements of CepTor included in the SEC Filings comply in all material respects with applicable accounting  requirements and the rules and  regulations of the SEC with respect  thereto as in effect at the time of filing.

            (s) Since the adoption of the  Sarbanes-Oxley  Act of 2002 (the "New
Act"),  CepTor has complied in all material  respects  with the laws,  rules and regulations under the New Act to the extent applicable to CepTor.

            (t) Neither the sale of the Notes and  securities  accompanying  the
Notes  hereunder  nor its use of the  proceeds  thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United  States  Treasury  Department  (31 CFR,  Subtitle B, Chapter V, as
amended) or any  enabling  legislation  or  executive  order  relating  thereto.
Without  limiting the  foregoing,  CepTor (a) is not a person whose  property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September  23, 2001  Blocking  Property  and  Prohibiting  Transactions  With
Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079
(2001))  or (b)  engages  in  any  dealings  or  transactions,  or be  otherwise associated,  with any such person.  CepTor is in compliance with the USA Patriot
Act of 2001 (signed into law October 26, 2001).

      3.    CERTAIN OBLIGATIONS OF CEPTOR AND PLACEMENT AGENT COMPENSATION.

            (a) CepTor shall cause to be delivered to the Placement Agent copies of the  Memorandum and has consented,  and hereby  consents,  to the use of such copies for the purposes permitted by the Act and applicable  securities laws and in  accordance  with the terms and  conditions  of this  Agreement,  and  hereby authorizes  the  Placement  Agent  and  its  agents  and  employees  to use  the
Memorandum in connection with the sale of the Notes until the Termination  Date, and no person or entity is or will be authorized to give any information or make any  representations  other than those contained in the Memorandum or to use any offering  materials  other than those  contained in the Memorandum in connection with the sale of the Notes.

            (b)  CepTor  shall make  available  to the  Placement  Agent and its representatives  such  information  as may be  reasonably  requested in making a reasonable  investigation  of CepTor and its affairs and shall provide access to such employees during normal business hours as shall be reasonably  requested by the Placement Agent.

            (c) As compensation  for its services under this Agreement,  at each
Closing, the Placement Agent will receive a cash fee (the "Placement Agent Fee")
equal to 10% of the aggregate  gross proceeds that CepTor receives from the sale of Notes to purchasers obtained through the assistance of the Placement Agent at such closing.  In addition,  at the Initial  Closing,  Placement  Agent shall be reimbursed  for  fees  and  expenses  of  counsel  for the  Placement  Agent  in connection with the Offering in the aggregate amount of $15,000.

            (d) In addition to the  Placement  Agent Fee and expense  allowances and  reimbursement  set forth in clause (c) above,  CepTor shall at each Closing sell to Placement  Agent, or its  designee(s),  for  consideration  of $10.00, a five-year  warrant  to  purchase  such  number of  shares of Common  Stock at an exercise price of $0.15 per share equal to 10% of the number of shares of Common
Stock into which the Notes sold  through the efforts of the  Placement  Agent in this  Offering are  convertible  as part of such closing (the  "Placement  Agent
Warrants"). The Placement Agent Warrants shall have the same registration rights as those  afforded  to  investors  in the  Offering  and shall  contain the same provisions for cashless exercise afforded to purchasers of Notes.

            (e) As  additional  compensation  to Placement  Agent,  CepTor shall reduce  to $0.30  per share the  exercise  price of all  warrants  issued to the
Placement Agent as placement  agent  compensation in connection with the private placement of units consisting of Series A Preferred stock and warrants.

      4.    SUBSCRIPTION AND CLOSING PROCEDURES.

            (a) The  Notes and  securities  accompanying  the Notes  sold in the
Offering will be sold pursuant to Subscription Agreements between CepTor and the investors in the Offering in the form annexed to the Memorandum.

            (b) All funds for  subscriptions  received from the sale of Notes in the Offering will be deposited  into the escrow  account (the "Escrow  Account")
established  for such purpose with Guaranty Bank & Trust to be  administered  by
Corporate Stock Transfer,  Inc., as escrow agent (the "Escrow Agent").  All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of the Escrow Agreement by and among the Placement Agent,  CepTor and the Escrow
Agent.  CepTor will pay all fees related to the establishment and maintenance of the Escrow Account.

            (c) If all of the conditions  set forth  elsewhere in this Agreement are fulfilled, the Initial Closing shall be held in accordance with the terms of
the   Subscription   Agreements   with  respect  to  the  Notes  and  securities
accompanying  the  Notes  sold  at the  offices  of  Olshan,  Grundman,  Frome &
Rosenzweig, counsel to CepTor. Thereafter, additional closings may be held until termination of the Offering.  Delivery of payment for the accepted subscriptions for the Notes and  securities  accompanying  the Notes  from  funds  held in the
Escrow  Account  will be made at the Closing  against  delivery of the Notes and securities to accompany the Notes by CepTor.

            (d) If  subscriptions  for Notes have not been received and accepted by CepTor on or before the  expiration  of the  Initial  Offering  Period or any extension thereof for any reason, the Offering will be terminated, no Notes will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from  subscribers  for the Notes to be promptly  returned to such subscribers without interest,  penalty,  expense or deduction.  CepTor will accept or reject  the  Subscription  Document  in a timely  fashion  and at each
Closing will countersign the Subscription  Document and provide duplicate copies of such Agreements to the Placement Agent for  distribution to the  Subscribers.
CepTor will give written  notice to the  Placement  Agent of its  acceptance  or rejection  of each  subscription.  CepTor  or the  Placement  Agent on  CepTor's behalf, will promptly return to Subscribers  incomplete,  improperly  completed, improperly  executed and rejected  subscriptions and give written notice thereof to the Placement Agent upon such return.

      5.    FURTHER COVENANTS. CepTor hereby covenants and agrees that:

            (a) Except upon prior written notice to the Placement Agent,  CepTor shall not, at any time prior to the  Closing,  knowingly  take any action  which would  cause  any of the  representations  and  warranties  made  by it in  this
Agreement  not to be complete and correct in all material  respects on and as of the Closing date with the same force and effect as if such  representations  and warranties had been made on and as of each such date.

            (b) If, at any time prior to the Closing, any event shall occur that causes or is reasonably  likely to result in a Material  Adverse  Effect or as a result of which it becomes  necessary to amend or supplement  the  Memorandum so that the  representations  and warranties  herein remain true and correct in all material  respects,  or in case it shall be necessary to amend or supplement the
Memorandum to comply with Regulation D or any other  applicable  securities laws or  regulations,  CepTor will promptly  notify the Placement Agent and shall, at its sole cost,  prepare and furnish to the Placement Agent copies of appropriate amendments  and/or  supplements  in such  quantities as the Placement  Agent may reasonably  request.  CepTor will not at any time before the Closing  prepare or use any amendment or supplement to the  Memorandum of which the Placement  Agent will not previously have been advised and furnished with a copy, or which is not in  compliance  in all  material  respects  with  the Act and  other  applicable securities  laws. As soon as CepTor is advised  thereof,  CepTor will advise the
Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending  the use of the  Memorandum,  or the  suspension of any exemption for such  qualification  or  registration  thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such  purposes,  and CepTor will use its best  efforts to prevent the issuance  of any such order  and,  if  issued,  to obtain as soon as  reasonably possible the lifting thereof.

            (c) CepTor shall comply with the Act, the Exchange Act and the rules and regulations  thereunder,  all applicable state securities laws and the rules and  regulations  thereunder so as to permit the continuance of the sales of the
Notes and  securities  accompanying  the Notes,  and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, any and all reports on
Form D as are required.

            (d)  CepTor  shall use its best  efforts  to  qualify  the Notes and securities  accompanying  the Notes for sale under the  securities  laws of such jurisdictions  in the United  States as may be mutually  agreed to by CepTor and the  Placement  Agent,  and  CepTor  will make  such  applications  and  furnish information as may be required for such purposes,  provided that CepTor will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process.  CepTor will, from time to time,  prepare and file such  statements and reports as are or may be required to continue such qualifications  in  effect  for so long a  period  as the  Placement  Agent  may reasonably request with respect to the Offering.

            (e) CepTor shall place a legend on the certificates representing the securities  sold in the  Offering  and the  Placement  Agent  Warrants  that the securities  evidenced  thereby  have  not  been  registered  under  the  Act  or applicable state  securities laws,  setting forth or referring to the applicable restrictions on  transferability  and sale of such securities  under the Act and applicable state laws.

            (f) CepTor shall apply the net  proceeds  from the sale of the Notes to fund  its  working  capital  requirements  and for  such  other  purposes  as substantially  described under the heading "Monthly Disbursement of Proceeds" in the Memorandum and in the Subscription Agreement.

            (g) During the Offering Period, CepTor shall afford each prospective purchaser of Notes the  opportunity to ask questions of and receive answers from an officer of CepTor concerning the terms and conditions of the Offering and the opportunity to obtain such other additional  information necessary to verify the accuracy of the Memorandum.

            (h) CepTor shall pay all reasonable  expenses incurred in connection with  the  preparation  and  printing  and  mailing  of all  necessary  offering documents and instruments  related to the Offering and the issuance of the Notes and securities to accompany the Notes and the Placement  Agent Warrants and will also pay its own respective  expenses for accounting fees, legal fees, and other costs  involved with the  Offering.  CepTor will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the
Offering as the Placement Agent may reasonably request. In addition, CepTor will pay all reasonable  filing fees,  costs and legal fees for Blue Sky services and
related   filings  and  expenses  of  its  counsel  with  respect  to  Blue  Sky qualifications.  The Blue Sky filings shall be prepared by CepTor's  counsel and all Blue Sky filing fees shall be paid by CepTor  prior to or together  with any filing. CepTor's counsel shall promptly send copies of all Blue Sky filings that it makes to the Placement Agent following the Closing.  Further,  as promptly as practicable  after  the  Closing,  CepTor  shall  prepare,  at its own  expense, velobound  "closing  binders"  relating to the Offering and will distribute such binders to the individuals designated by counsel to the Placement Agent.

      6.    CONDITIONS OF PLACEMENT AGENT'S OBLIGATIONS.  The obligations of the
Placement Agent hereunder to effect each Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

            (a) Each of the  representations  and  warranties of CepTor shall be true and  correct in all  material  respects  when made on and as of the Closing date as though made on and as of the Closing,  except as to representations  and warranties made as of a specific date.

            (b)  CepTor  shall  have  performed  and  complied  in all  material respects with all agreements,  covenants and conditions required to be performed and complied with by it at or before the Closing.

            (c) No order  suspending  the use of the Memorandum or enjoining the
Offering or sale of the Notes shall have been  issued,  and no  proceedings  for that purpose or a similar  purpose shall have been initiated or pending,  or, to the best of CepTor's knowledge, be contemplated or threatened.

            (d) The Placement  Agent shall have  received a  certificate  of the
Chairman and Chief  Executive  Officer of CepTor,  dated as of the Closing Date, certifying,  as to the fulfillment of the conditions set forth in  subparagraphs
(a), (b) and (c) above.

            (e) CepTor  shall  have  delivered  to the  Placement  Agent:  (i) a recently  dated good  standing  certificate  from the  secretary of state of its jurisdiction of incorporation or organization and each  jurisdiction in which it is qualified to do business as a foreign corporation and (ii) resolutions of its
Board of Directors or other  governing  body  approving  this  Agreement and the transactions and agreements contemplated by this Agreement,  and the Memorandum, certified by its Chairman and Chief Executive Officer.

            (f) At each  Closing,  CepTor shall pay to the  Placement  Agent the
Placement Agent Fee and the expense  reimbursement and shall issue the Placement
Agent Warrants.

            (g) CepTor shall deliver to the Placement  Agent a signed opinion of its legal  counsel dated as of each Closing  Date,  containing  the opinions set forth in  Exhibit A,  subject  to  conditions,  limitations  and  qualifications provided for therein.

            (h) All proceedings  taken at or prior to each Closing in connection
with  the  authorization,   issuance  and  sale  of  the  Notes  and  securities
accompanying  the Notes and the  Placement  Agent  Warrants  will be  reasonably satisfactory in form and substance to the Placement  Agent and its counsel,  and such counsel shall have been furnished with all such documents, certificates and

                                       10

opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

      7.    INTENTIONALLY OMITTED

      8.    REPRESENTATION  AND WARRANTIES OF THE PLACEMENT AGENT;  COVENANTS OF
            THE PLACEMENT AGENT.

            (a) The  Placement  Agent hereby  represents  and warrants to CepTor that (i) it is a  registered  broker-dealer  pursuant to the  Exchange Act and a member in good standing of the National Association of Securities Dealers, Inc.,
and (ii) this Agreement has been duly authorized,  executed and delivered by the
Placement Agent and is a valid and binding agreement on its part.

            (b) The  Placement  Agent  shall not  engage in any form of  general solicitation  or general  advertising  that is  prohibited  by  Regulation  D in connection  with the  Offering,  or take any  action  that might  reasonably  be expected to jeopardize the  availability  for the Offering of the exemption from registration  provided by Rule 506 under Regulation D. The Placement Agent shall comply in all material  respects with all laws in effect in all US jurisdictions in which  securities of CepTor are offered by it and the rules,  regulations and orders of any securities administrator existing or adopted thereunder, including without  limitation,  the Act, the  Exchange  Act and the rules and  regulations thereunder.

            (c) The Placement  Agent shall maintain  appropriate  records of the documents  signed by each  subscriber  for a period of at least four years after the Termination Date.

      9.    INDEMNIFICATION.

            (a) CepTor  shall:  (i)  indemnify  and hold  harmless the Placement
Agent, its selected dealers,  agents and their respective  officers,  directors, employees and each person,  if any, who controls the Placement  Agent within the meaning of the Act and such agents (each an  "Indemnitee")  against,  and pay or reimburse each Indemnitee for, any and all losses, claims, damages,  liabilities or expenses  whatsoever (or actions or proceedings or  investigations in respect thereof),  joint or several  (which will,  for all  purposes of this  Agreement,
include,   but  not  be  limited  to,  all  reasonable   costs  of  defense  and
investigation and all reasonable  attorneys' fees, including appeals),  to which any Indemnitee  may become  subject,  under the Act or otherwise,  in connection with the offer and sale of the Notes and securities  accompanying the Notes, and
(ii)  reimburse  each  Indemnitee  for any  legal or other  expenses  reasonably incurred in connection with  investigating  or defending  against any such loss, claim, action, proceeding or investigation;  provided, however, that CepTor will not be liable  in any such case to the  extent  that any such  claim,  damage or liability  results from (A) an untrue statement or alleged untrue statement of a material  fact made in the  Memorandum,  or an omission  or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statements  therein not misleading,  in reliance upon and in conformity with written  information  furnished  to  CepTor by the  Placement  Agent or any such controlling persons  specifically for use in the Memorandum,  (B) any violations by  the  Placement  Agent  or  such  controlling  persons  of the  Act or  state securities laws which does not result from a violation  thereof by CepTor or any of its affiliates, or (C) the gross negligence, willful misconduct, or bad faith

                                       11

of the  Placement  Agent or the party  claiming a right to  indemnification.  In addition to the foregoing  agreement to indemnify and reimburse the Indemnitees,
CepTor will  indemnify  and hold harmless  each  Indemnitee  against any and all losses,  claims,  damages,  liabilities  or expenses  whatsoever  (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all  purposes  of  this  Agreement,  include,  but not be  limited  to,  all reasonable  costs of defense and  investigation  and all  reasonable  attorneys'
fees,  including  appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based  upon the  claim of any  person  or entity  that he or it is  entitled  to broker's or finder's fees from any Indemnitee in connection with the Offering.

            (b) The  Placement  Agent will  indemnify  and hold harmless each of
CepTor, its officers,  directors, agents, employees and each person, if any, who controls CepTor within the meaning of the Act against,  and pay or reimburse any such person for, any and all losses,  claims,  damages,  liabilities or expenses whatsoever (or actions,  proceedings or investigations in respect thereof) joint or several (which shall for all purposes of this Agreement,  include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'  fees,  including  appeals)  to which  CepTor or any such  person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities  or  expenses  shall  result  from any claim of  CepTor,  any of its respective  officers,  directors,  agents,  employees,  any person who  controls
CepTor within the meaning of the Act or any third party, insofar as such losses, claims,  damages or liabilities  are based upon any untrue  statement or alleged untrue  statement of any material fact contained in the Memorandum but only with reference to information  contained in the Memorandum  relating to the Placement
Agent  furnished in writing to CepTor by the Placement  Agent or any controlling person.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 9 of notice of the  commencement  of any action,  claim,  proceeding  or investigation  (the  "Action"),  such  indemnified  party, if a claim in respect thereof is to be made against the  indemnified  party under this Section 9, will notify the indemnifying party of the commencement  thereof,  but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified  party under this Section 9 unless the  indemnifying party has been substantially prejudiced by such omission. The indemnifying party will have the right, at its option, to assume the defense thereof subject to the
provisions  herein  stated,   with  counsel  reasonably   satisfactory  to  such
indemnified  party,  which  consent  shall  not be  unreasonably  withheld.  The indemnified  party  will have the right to employ  separate  counsel in any such
Action and to participate in the defense  thereof,  but the fees and expenses of such  counsel  will  not be at the  expense  of the  indemnifying  party  if the indemnifying party has assumed the defense of the Action with counsel reasonably
satisfactory  to  the  indemnified  party,   provided,   however,  that  if  the
indemnified party shall be requested by the indemnifying party to participate in the  defense  thereof or shall  have  concluded  in good faith and  specifically notified  the  indemnifying  party  either that there may be  specific  defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect  upon it with  respect  to  matters  beyond  the  scope of the  indemnity agreements  contained  in this  Agreement,  then the  counsel  representing  the indemnified party, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the

                                       12

reasonable  fees  and  expenses  of such  counsel  in  connection  with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an  indemnified  party will be made without the consent of the  indemnified  party,  which  consent shall not be  unreasonably  withheld or delayed  in light of all  factors  of  importance  to such  party,  unless  such settlement includes an unconditional  release of such indemnified party from all liability  arising or that may arise out of such Action.  No  indemnified  party shall  settle any Action  for which  indemnification  may be sought by him or it hereunder without the prior written consent of the indemnifying party.

                                       13

      10.   CONTRIBUTION.

            To  provide  for  just  and  equitable  contribution,   if:  (i)  an
indemnified  party  makes a claim for  indemnification  pursuant  to  Section 10 hereof and it is finally determined,  by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement  expressly  provides for  indemnification in such case; or
(ii) any indemnified or indemnifying party seeks contribution under the Act, the
Exchange Act, or otherwise,  then each  indemnifying  party shall  contribute to such amount paid or payable by such  indemnified  party in such proportion as is appropriate  to reflect not only such  relative  benefits  but also the relative fault  of  CepTor  on the one  hand  and the  Placement  Agent  on the  other in connection  with the  statements  or  omissions  which  resulted in such losses, claims,  damages,  liabilities or expenses (or actions in respect  thereof),  as well as any other  relevant  equitable  considerations.  The  relative  benefits received by CepTor on the one hand and the Placement Agent on the other shall be deemed to be in the same  proportion as the total net proceeds from the Offering
(before deducting  expenses)  received by CepTor bear to the total  compensation
(with respect to stock compensation, the value of such stock shall be determined by reference to the value of the stock at the time the  contribution  payment is determined)  received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by CepTor or by the
Placement  Agent,  and  the  parties'  relative  intent,  knowledge,  access  to information  and  opportunity  to  correct or prevent  such  statement,  alleged statement,  omission or alleged  omission.  CepTor and the Placement Agent agree that  it  would  be  unjust  and  inequitable  if  the  respective  contribution obligations of CepTor on the one hand and the Placement  Agent on the other hand were  determined by pro rata  allocation of the aggregate  losses,  liabilities, claims,  damages and expenses or by any other method or allocation that does not reflect the equitable  considerations  referred to in this Section 10. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to  contribution  from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls  CepTor  within the meaning of the Act will have the same rights to contribution  as CepTor,  subject in each case to the provisions of this Section
10. Anything in this Section 10 to the contrary  notwithstanding,  no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.  This Section 10 is intended to supersede, to the extent  permitted  by law, any right to  contribution  under the Act, the
Exchange Act or otherwise available.

      11.   TERMINATION.

            (a) The  engagement of the Placement  Agent may be terminated by the
Placement Agent at any time prior to the expiration of the Offering Period (such date of  termination  of the  engagement of the  Placement  Agent or the date of termination of the engagement of the Placement  Agent under Section 11(b) below, as the case may be, the  "Expiration  Date") in the event  that:  (i) any of the representations  or warranties of CepTor  contained  herein or in the Memorandum shall prove to have been false or misleading  in any material  respect when made

                                       14

or deemed  made;  (ii) CepTor  shall have failed to perform any of its  material obligations  hereunder;  or (iii) the  Placement  Agent shall  determine in good faith that it is  reasonably  likely that any of the  conditions  to Closing set forth  herein  will  not or  cannot  be  satisfied.  In the  event  of any  such termination  occasioned by or arising out of or in connection with any breach or failure hereunder on the part of CepTor described in clauses (i), (ii), or (iii)
above or a  termination  of the  Offering by CepTor for any reason  other than a material breach of this Agreement by Placement  Agent, the Placement Agent shall be entitled to receive from CepTor,  in addition to other rights and remedies it may have hereunder,  at law or otherwise, an amount equal to the sum of: (A) all unpaid  Placement  Agent Fees earned through the Expiration  Date based upon the
amount  of  funds  then  in  escrow,   (B)   reimbursement   of  all  reasonable
out-of-pocket  expenses of Placement Agent, and (C) reimbursement of $15,000 for legal fees of Placement Agent.

            (b) Upon any such termination, the Escrow Agent will, at the request of the Placement  Agent,  cause all monies received in respect of  subscriptions for Units then in escrow to be  promptly  returned to such  subscribers  without interest, penalty, expense or deduction.

      12.  SURVIVAL.  The  provisions of Sections 9, 10, 11, 12, 13, 14, 15, 16, and 17 shall survive any termination hereunder.

      13.  NOTICES. All communications  hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a  change  of  address,  if  sent to the  Placement  Agent,  will be  mailed, delivered or telefaxed  and confirmed to Brookshire  Securities  Corporation,  8
West Las Olas Blvd., Ft. Lauderdale  Florida 33301 telefax number (954) 714-9131 with a copy to Peckar  &  Abramson,  PC, 70 Grand  Avenue,  River Edge,  New
Jersey 07661, Attn: Stephen P. Katz, Esq., telefax number (201) 343-6306, and if sent to CepTor,  will be mailed,  delivered  or telefaxed  and  confirmed to 200
International  Circle,  Suite 5100, Hunt Valley, MD 21030 Attn: William Pursley,
Chairman and Chief Executive Officer,  telefax number (410) 527-9867 with a copy to Olshan,  Grundman,  Frome & Rosenzweig,  Attn: Harvey Kesner,  Esq.,  telefax number (212) 451-2222.

      14.  GOVERNING LAW,  JURISDICTION.  This Agreement shall be deemed to have been made and delivered in Fort Lauderdale,  Florida and shall be governed as to validity, interpretation,  construction, effect and in all other respects by the internal laws of the State of Florida  without regard to principles of conflicts of law thereof.

      15.  MISCELLANEOUS.  No  provision  of this  Agreement  may be  changed or terminated  except by a writing  signed by the party or  parties  to be  charged therewith.  Unless  expressly so provided,  no party to this  Agreement  will be liable for the performance of any other party's  obligations  hereunder.  Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein;  provided,  however, that any such waiver shall be in writing  specifically  setting forth those provisions  waived thereby.  No such waiver  shall be deemed to  constitute  or imply  waiver of any other term, provision or condition of this Agreement.

                                       15

      16. ENTIRE  AGREEMENT.  This Agreement  together with any other  agreement referred to herein  supersedes  all prior  agreements  between the parties  with respect to the Offering and the subject matter hereof.

      17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which  may be  executed  by less  than all of the  parties  and shall be deemed to be an  original  instrument  which  shall be  enforceable  against the parties  actually  executing such  counterparts  and all of which together shall constitute one and the same instrument.

                                    * * * * *

            If the foregoing is in  accordance  with your  understanding  of the agreement,  kindly sign and return this  Agreement,  whereupon  it will become a binding  agreement between CepTor and the Placement Agent in accordance with its terms.

                                         CEPTOR CORPORATION

                                         By: /s/ William H. Pursley
                                             -----------------------------------
                                             Name: William H. Pursley
                                             Title: Chairman and Chief Executive
                                                    Officer

Accepted and agreed to this
26th day of May, 2006

BROOKSHIRE SECURITIES CORPORATION

By: /s/ Timothy B. Ruggiero
    --------------------------
    Name:  Timothy B. Ruggiero
    Title: President

                                       16

                                    EXHIBIT A

                       FORM OF OPINION OF CEPTOR'S COUNSEL

      The  opinion  will  be  the  same  opinion   requested  by  Alpha  Capital
Aktiengesellschaft and Longview Fund, L.P.

                                       17